UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry Into a Material Definitive Agreement.

On August 2, 2018, ReShape Lifesciences Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors for the sale by the Company of 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $0.60 per share (the “Registered Direct Offering”). Concurrently with the Registered Direct Offering, and pursuant to the Purchase Agreements, the Company also issued unregistered warrants exercisable for an aggregate of 1,000,000 shares of Common Stock (the “Warrants”), which represents 100% of the shares of Common Stock sold in the Registered Direct Offering, with an exercise price of $1.10 per share (the “Private Placement”). Subject to certain ownership limitations, the Warrants are exercisable beginning six months after the issuance date. The Warrants will expire on the 5.5 year anniversary of the date of issuance. Neither the Warrants nor the shares of Common Stock underlying the Warrants have been registered with the Securities and Exchange Commission (“SEC”). The Purchase Agreements contain representations, warranties and covenants of the investors and the Company that are customary for transactions of this type.

The Registered Direct Offering and the Private Placement are expected to close on August 3, 2018, subject to customary closing conditions. The Company intends to use the net proceeds of the Registered Direct Offering to continue its commercialization efforts, for clinical and product development activities, and for other working capital and general corporate purposes. The Company estimates that the net proceeds from the transactions will be approximately $500,000 after deducting certain fees due to the placement agent and other estimated transaction expenses.

The 1,000,000 shares of Common Stock sold in the Registered Direct Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on May 21, 2018 and subsequently declared effective on June 1, 2018 (File No. 333-225083), and the base prospectus dated as of June 1, 2018 contained therein. The Company filed a prospectus supplement with the SEC on August 2, 2018 in connection with the sale of the shares of Common Stock in the Registered Direct Offering.

The Warrants and the Placement Agent Warrants (as defined below) were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

In connection with the Registered Direct Offering and the Private Placement, the placement agent received an aggregate fee equal to 8.0% of the gross proceeds received by us from the sale of the securities in the Registered Direct Offering and Private Placement, as well as $15,000 for expenses, and warrants to purchase up to 7.0% of the aggregate amount of shares of Common Stock sold in the Registered Direct Offering (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the exercise price of the Placement Agent Warrants is $0.75 per share and the term of the Placement Agent Warrants is five years.

The representations, warranties and covenants contained in the Purchase Agreements were made solely for the benefit of the parties to the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Purchase Agreements, the Warrants and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of the form of Purchase Agreement, the form of Warrant and the form of Placement Agent Warrant which are filed hereto as exhibits 10.1, 4.1 and 4.2, respectively, to this report and are incorporated by reference herein.

A copy of the opinion of Fox Rothschild LLP relating to the validity of the shares of Common Stock issued in the Registered Direct Offering is filed herewith as Exhibit 5.1.

Item 3.02              Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants and the Placement Agent Warrants are incorporated by reference into this Item 3.02.

Item 8.01              Other Events.

Press Release Announcing Registered Direct Offering and Private Placement

On August 2, 2018, the Company issued a press release announcing the pricing of the Registered Direct Offering and Private Placement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Stockholder Complaints

On July 12, 2018, Alpha Capital Anstalt (“Alpha”) filed a lawsuit against the Company in the United States District Court for the Southern District of New York.  In August 2017, Alpha acquired shares of the Company’s series B convertible preferred stock and warrants to purchase shares of the Company’s common stock in an underwritten public offering. Pursuant to the terms of the series B convertible preferred stock and warrants, the conversion price of the series B convertible preferred stock and exercise price of the warrants was subject to adjustment in the case of, among other things, dilutive issuances of securities by the Company. The Complaint alleges breach of contract and seeks declaratory relief, damages and attorneys’ fees, claiming that the Company failed to correctly adjust the conversion price of the series B convertible preferred stock and exercise price of the warrants in connection with its registered direct offering of series D convertible preferred stock and warrants to purchase common stock that it completed and announced in April 2018.

On July 26, 2018, Iroquois Capital Investment Group, LLC and Iroquois Master Fund, Ltd. filed a lawsuit against the Company in the United States District Court for the Southern District of New York, which Complaint makes substantially the same claims and seeks substantially the same relief as Alpha’s Complaint described above.

The Company believes the claims alleged are without merit and intends to vigorously protect and defend itself.

Termination of Board Designation Right

On July 27, 2018, the committee representing the former stockholders and convertible promissory note holders of ReShape Medical, Inc. permanently waived its right to designate up to two members of the Board of Directors (the “Board”) of the Company. The Company acquired ReShape Medical, Inc. pursuant to the terms and conditions of an Agreement and Plan of Merger, dated October 2, 2017, which provided that as long as the outstanding shares of common stock of the Company issued to the former ReShape Medical, Inc. holders at the closing of the merger (for this purpose treating as outstanding the shares of common stock issuable upon conversion of the shares of series C convertible preferred stock issued at the closing of the merger) represented at least 10% of the total outstanding shares of common stock of the Company, the committee would have the right to designate for nomination up to two members of the Board, subject to certain conditions. At the closing of the merger, Michael Y. Mashaal, M.D. was appointed to the Board as a designee of the committee, but Dr. Mashaal resigned from the Board on June 8, 2018. Except with respect to Dr. Mashaal, the committee did not exercise its right to designate any members of the Board.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Fox Rothschild LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
99.1	Press Release dated August 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer

Dated: August 2, 2018